NOT FOR RELEASE

Amkor Technology Reports Financial Results for the Fourth Quarter and Full Year 2020
Annual Growth of 25% Drove Record Revenue and EPS

Fourth Quarter 2020 Highlights:
•Net sales $1.37 billion, up 16.3% year on year
•Gross margin 20.3%, operating income margin 11.6%
•Net income $127 million, earnings per diluted share $0.52
•EBITDA $288 million

Full Year 2020 Highlights:
•Net sales $5.05 billion, up 24.6% year on year
•Net income $338 million, earnings per diluted share $1.40
•EBITDA $960 million
•Net cash from operations $770 million and free cash flow $221 million
•Sixth consecutive year of positive free cash flow

TEMPE, Ariz. - February 8, 2021 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the fourth quarter and full year ended December 31, 2020.

“Better than expected demand for smartphone and automotive products drove fourth quarter revenue up 16% year on year to a record $1.37 billion,” said Giel Rutten, Amkor’s president and chief executive officer. “For full year 2020, we delivered record revenue of $5.05 billion, an increase of nearly $1 billion over 2019. Demand for advanced packages, particularly advanced SiP, drove strong growth in the consumer, communications and computing end markets.”

“High utilization drove gross margin over 20%, and operating income margin reached 11.6% in the fourth quarter. The improved profitability and continued spending discipline resulted in record annual EPS of $1.40,” said Megan Faust, Amkor’s executive vice president and chief financial officer. “In 2020, free cash flow doubled from 2019 to a record $221 million. We also further strengthened our balance sheet by lowering our blended borrowing rate and paying down approximately $300 million in debt, ending the year with all-time low net debt of $322 million.”

Results	Q4 2020 (1)	Q3 2020	Q4 2019 (2)	2020 (1)	2019 (3)
	($ in millions, except per share amounts)
Net sales	$1,371	$1,354	$1,178	$5,051	$4,053
Gross margin	20.3%	17.8%	18.9%	17.8%	16.0%
Operating income	$159	$127	$118	$457	$233
Net income attributable to Amkor	$127	$92	$99	$338	$121
Earnings per diluted share	$0.52	$0.38	$0.41	$1.40	$0.50
EBITDA (4)	$288	$255	$244	$960	$756
Annual free cash flow (4)				$221	$104
Net debt (4)				$322	$549

(1) Q4 and full year 2020 net income includes a $20 million discrete income tax benefit, or $0.08 per diluted share, primarily related to changes in the valuation of certain deferred tax assets.
(2) Q4 2019 net income includes a $4 million discrete income tax benefit, or $0.01 per diluted share, primarily related to changes in the valuation of certain deferred tax assets.

(3) Full year 2019 net income includes an $8 million charge, or $0.03 per share, related to the early redemption of $525 million of senior notes due 2022 and a net $11 million discrete income tax charge, or $0.05 per diluted share, related to changes in the valuation of certain deferred tax assets.
(4) EBITDA, free cash flow and net debt are non-GAAP measures. The reconciliations to the comparable GAAP measures are included below under “Selected Operating Data.”

At December 31, 2020, total cash and short-term investments was $832 million, and total debt was $1.154 billion.

Business Outlook

“We expect the first quarter to be another strong quarter, with revenue projected to be 15% above the first quarter of 2020, driven by continued recovery in automotive and better than seasonal demand for smartphones,” said Rutten. “We see 2021 as another good growth year for Amkor as 5G deployment, high performance computing, IoT wearables and recovery in automotive are all expected to drive strong demand for our services.”

First quarter 2021 outlook (unless otherwise noted):
•Net sales of $1.27 billion to $1.37 billion
•Gross margin of 17% to 20%
•Net income of $70 million to $118 million, or $0.29 to $0.48 per diluted share
•Full year 2021 capital expenditures to be around $700 million

Conference Call Information

Amkor will conduct a conference call on Monday, February 8, 2021, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor’s website: www.amkor.com. You may also access the call by dialing 1-877-407-4019 or 1-201-689-8337. A replay of the call will be made available at Amkor’s website or by dialing 1-877-660-6853 or 1-201-612-7415 (conference ID 13715048). The webcast is also being distributed over NASDAQ OMX’s investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX’s password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information visit www.amkor.com.

Contact:

Amkor Technology, Inc.

Vincent Keenan
Vice President, Investor Relations
480-786-7594
vincent.keenan@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2020	Q3 2020	Q4 2019	2020	2019
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$868	$899	$667	$3,202	$2,111
Mainstream products (2)	503	455	511	1,849	1,942
Total net sales	$1,371	$1,354	$1,178	$5,051	$4,053

Packaging services	85%	86%	84%	85%	83%
Test services	15%	14%	16%	15%	17%

Net sales from top ten customers	61%	63%	65%	65%	63%

End Market Distribution Data:
Communications (handheld devices, smartphones, tablets)	46%	43%	37%	41%	38%
Consumer (connected home, set-top boxes, televisions, visual imaging, wearables)	19%	25%	24%	24%	18%
Automotive, industrial and other (driver assist, infotainment, performance, safety)	19%	17%	25%	20%	27%
Computing (datacenter, infrastructure, PC/laptops, storage)	16%	15%	14%	15%	17%
Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Materials	44.6%	46.9%	42.6%	45.5%	40.0%
Labor	12.9%	12.8%	13.9%	13.4%	16.0%
Other manufacturing	22.2%	22.5%	24.6%	23.3%	28.0%
Gross margin	20.3%	17.8%	18.9%	17.8%	16.0%

(1) Advanced products include flip chip and wafer-level processing and related test services
(2) Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measures Reconciliation:
	Q4 2020	Q3 2020	Q4 2019	2020	2019
	(in millions)
EBITDA Data:
Net income	$127	$93	$100	$340	$123
Plus: Interest expense	15	16	17	64	72
Plus: Income tax expense	13	16	1	46	37
Plus: Depreciation & amortization	133	130	126	510	524
EBITDA	$288	$255	$244	$960	$756

In this press release, we refer to free cash flow, which is not defined by U.S. GAAP. We define free cash flow as net cash provided by operating activities less payments for property, plant and equipment, plus proceeds from the sale of and insurance recovery for property, plant and equipment, if applicable. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, and our ability to service debt, and our ability to fund capital expenditures and pay dividends. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of free cash flow to U.S. GAAP net cash provided by operating activities.

Non-GAAP Financial Measures Reconciliation:
	2020	2019
	(in millions)
Free Cash Flow Data:
Net cash provided by operating activities	$770	$564
Less: Purchases of property, plant and equipment	(553)	(472)
Plus: Proceeds from sale of and insurance recovery for property, plant and equipment	4	12
Free cash flow	$221	$104

AMKOR TECHNOLOGY, INC.
Selected Operating Data

This press release also includes net debt, which is not defined by U.S. GAAP. We define net debt as total debt as reported on the consolidated balance sheet less the sum of cash and cash equivalents, and short term investments. We believe net debt to be relevant and useful information to our investors because it provides them with additional information in assessing our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities. This measure should be considered in addition to, and not as a substitute for, or superior to, total debt, prepared in accordance with U.S. GAAP. Furthermore, our definition of net debt may not be comparable to similarly titled measures reported by other companies.

Non-GAAP Financial Measure Reconciliation:
	2020	2019
	(in millions)
Net Debt Data:
Total Debt	$1,154	$1,450
Less: Cash and Cash Equivalents	(698)	(895)
Less: Short-term Investments	(134)	(6)
Net Debt	$322	$549

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
	(In thousands, except per share data)
Net sales	$1,371,041	$1,178,464	$5,050,589	$4,052,650
Cost of sales	1,092,540	955,480	4,149,775	3,403,211
Gross profit	278,501	222,984	900,814	649,439
Selling, general and administrative	78,219	71,828	302,842	278,631
Research and development	41,103	32,771	140,727	137,638
Total operating expenses	119,322	104,599	443,569	416,269
Operating income	159,179	118,385	457,245	233,170
Interest expense	14,707	16,673	64,168	71,587
Other (income) expense, net	4,828	1,132	6,395	1,773
Total other expense, net	19,535	17,805	70,563	73,360
Income before taxes	139,644	100,580	386,682	159,810
Income tax expense	12,679	764	46,183	37,182
Net income	126,965	99,816	340,499	122,628
Net income attributable to noncontrolling interests	(291)	(669)	(2,361)	(1,740)
Net income attributable to Amkor	$126,674	$99,147	$338,138	$120,888

Net income attributable to Amkor per common share:
Basic	$0.52	$0.41	$1.40	$0.50
Diluted	$0.52	$0.41	$1.40	$0.50
Shares used in computing per common share amounts:
Basic	242,333	240,384	241,509	239,725
Diluted	243,356	241,146	242,248	240,122

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2020	2019
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$698,002	$894,948
Restricted cash	1,007	610
Short-term investments	133,769	6,348
Accounts receivable, net of allowances	962,643	850,753
Inventories	297,293	220,602
Other current assets	40,218	28,272
Total current assets	2,132,932	2,001,533
Property, plant and equipment, net	2,566,002	2,404,850
Operating lease right of use assets	147,236	148,549
Goodwill	27,325	25,976
Restricted cash	3,188	2,974
Other assets	145,628	111,733
Total assets	$5,022,311	$4,695,615

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$149,007	$144,479
Trade accounts payable	636,434	571,054
Capital expenditures payable	181,339	77,044
Accrued expenses	349,207	267,226
Total current liabilities	1,315,987	1,059,803
Long-term debt	1,005,339	1,305,755
Pension and severance obligations	159,610	176,971
Long-term operating lease liabilities	84,420	91,107
Other non-current liabilities	102,996	71,740
Total liabilities	2,668,352	2,705,376

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	289	287
Additional paid-in capital	1,953,378	1,927,739
Retained earnings	562,502	234,077
Accumulated other comprehensive income	27,270	19,115
Treasury stock	(217,740)	(217,479)
Total Amkor stockholders’ equity	2,325,699	1,963,739
Noncontrolling interests in subsidiaries	28,260	26,500
Total equity	2,353,959	1,990,239
Total liabilities and equity	$5,022,311	$4,695,615

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended December 31,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net income	$340,499	$122,628
Depreciation and amortization	510,396	524,177
Other operating activities and non-cash items	12,594	42,935
Changes in assets and liabilities	(93,456)	(125,890)
Net cash provided by operating activities	770,033	563,850

Cash flows from investing activities:
Payments for property, plant and equipment	(553,021)	(472,433)
Proceeds from sale of property, plant and equipment	3,819	10,117
Proceeds from insurance recovery for property, plant and equipment	—	1,538
Payments for short-term investments	(535,368)	(5,935)
Proceeds from sale of short-term investments	247,081	—
Proceeds from maturities of short-term investments	159,015	6,469
Other investing activities	39,769	(2,245)
Net cash used in investing activities	(638,705)	(462,489)

Cash flows from financing activities:
Proceeds from revolving credit facilities	312,000	272,700
Payments of revolving credit facilities	(332,000)	(272,700)
Proceeds from short-term debt	86,769	51,434
Payments of short-term debt	(87,353)	(52,635)
Proceeds from issuance of long-term debt	331,033	975,575
Payments of long-term debt	(648,514)	(862,927)
Payments of finance lease obligations	(9,851)	(6,574)
Other financing activities	14,197	3,377
Net cash (used in) provided by financing activities	(333,719)	108,250

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	6,056	870

Net (decrease) increase in cash, cash equivalents and restricted cash	(196,335)	210,481
Cash, cash equivalents and restricted cash, beginning of period	898,532	688,051
Cash, cash equivalents and restricted cash, end of period	$702,197	$898,532

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements, including all of the statements made under “Business Outlook” above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:
•health conditions or pandemics, such as Covid-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•dependence on the highly cyclical, volatile semiconductor industry;
•industry downturns and declines in global economic and financial conditions;
•fluctuation in demand for semiconductors and conditions in the semiconductor industry generally, as well as by specific customers, such as inventory reductions by our customers impacting demand in key markets;
•changes in our capacity and capacity utilization rates and fluctuations in our manufacturing yields;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment, including any disruption in the supply of certain materials due to regulations and customer requirements, as well as production delays, wage inflation, fluctuations in commodity prices and supply constraints;
•the development, transition and ramp to high volume manufacture of more advanced silicon nodes and evolving wafer, packaging and test technologies may cause production delays, lower manufacturing yields and supply constraints for new wafers and other materials;
•absence of backlog, the short-term nature of our customers’ commitments, double bookings by customers and deterioration in customer forecasts and the impact of these factors, including the possible delay, rescheduling and cancellation of large orders, or the timing and volume of orders relative to our production capacity;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•dependence on international factories and operations and risks relating to our customers’ and vendors’ international operations;
•laws, rules, regulations and policies imposed by U.S. or other governments, such as tariffs, customs, duties and other restrictive trade barriers, national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, labor, environmental, health and safety, and in particular the recent increase in tariffs, customs, duties and other restrictive trade barriers considered or adopted by U.S. and other governments;
•laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;
•fluctuations in currency exchange rates, particularly the dollar/yen exchange rate for our operations in Japan;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries;
•decisions by our integrated device manufacturer and foundry customers to curtail outsourcing;
•difficulty achieving high capacity utilization rates due to high percentage of fixed costs;
•our substantial investments in equipment and facilities to support the demand of our customers;
•there can be no assurance regarding when our factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our expectations;
•the historical downward pressure on the prices of our packaging and test services;
•any warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•our substantial indebtedness and restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•the possibility that we may decrease or suspend our quarterly dividend;

•difficulty funding our liquidity needs;
•our significant severance plan obligations associated with our manufacturing operations in Korea;
•maintaining an effective system of internal controls;
•difficulty attracting, retaining or replacing qualified personnel;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•challenges with integrating diverse operations;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for tax holidays, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•natural disasters and other calamities, health conditions or pandemics, political instability, hostilities or other disruptions; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the company’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by law.